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                                                                    EXHIBIT 23.5

                          CONSENT OF ERNST & YOUNG LLP

   We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Cardiac Science, Inc. for the registration of shares of its common stock and to the inclusion therein of our report dated March 1, 2001 with respect to the financial statements of Survivalink for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
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Minneapolis, Minnesota
August 20, 2001